GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9



OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, Form SS-4, Application for Employer Identification Number, or Form W-7, Application for Individual Taxpayer Identification Number at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. You can get IRS Forms from the IRS by calling 1-800-829-3676 or from the IRS's internet website at www.irs.gov.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

o An organization exempt from tax under section 501(a), an IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
o    The United States or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
o    An international organization or any agency, or instrumentality thereof.

Other payees that may be exempt from backup withholding include:

o    A corporation.
o    A financial institution.
o    A middleman known in the investment community as a nominee or custodian.
o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
o    A real estate investment trust.
o    A common trust fund operated by a bank under section 584(a).
o    A trust exempt from tax under section 664 or described in section 4947.
o An entity registered at all times during the tax year under Investment Company Act of 1940.
o    A foreign central bank of issue.

Payments of interest not generally subject to backup withholding include the following:


o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.
o    Payments otherwise subject to U.S. federal income tax withholding.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYOR A COMPLETED INTERNAL REVENUE SERVICE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING) OR, IF APPLICABLE, FORM W-8ECI (CERTIFICATE OF FOREIGN PERSON'S CLAIM FOR EXEMPTION FROM WITHHOLDING ON INCOME EFFECTIVELY CONNECTED WITH THE CONDUCT OF A TRADE OR BUSINESS IN THE UNITED STATES).

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 28% (subject to further adjustment under applicable law) of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBER.---If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester maybe subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.--A Social Security Numbers (SSN) has nine digits separated by two hyphens: i.e. 000-00-0000. An Employer identification number (EIN) has nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.



-------------------------------------------------------------------------------------------------------------------------
                                       GIVE THE                                                     GIVE THE EMPLOYER
                                       SOCIAL SECURITY                                              IDENTIFICATION NUMBER
FOR THIS TYPE OF ACCOUNT:              NUMBER OF--              FOR THIS TYPE OF ACCOUNT:           OF--
-------------------------------------------------------------------------------------------------------------------------
1. Individual                          The individual           6.  Sole proprietorship or          The owner(3)
                                                                    single-owner LLC
2. Two or more individuals (joint      The actual owner of      7.  A valid trust, estate, or       The legal entity (4)
   account)                            the account or, if           pension trust
                                       combined funds, the
                                       first individual on
                                       the account(1)
3. Custodian account of a minor        The minor(2)             8.  Corporate or LLC electing       The corporation
   (Uniform Gift to Minors Act)                                     status on Form 8832
4. a. The usual revocable savings      The grantor-trustee(1)   9.  Association, club, religious,   The organization
      trust account (grantor is also                                charitable, educational, or
      trustee)                                                      other tax-exempt organization
                                                                    account
   b. So-called trust account that is  The actual owner(1)      10. Partnership or multi member     The partnership
      not a legal or valid trust LLC
      under State law
5. Sole proprietorship or              The owner(3)             11. A broker or registered          The broker or nominee
   single-owner LLC                                                 nominee


                                                                12. Account with the Department     The public entity
                                                                    of Agriculture in the name
                                                                    of a public entity (such as
                                                                    a State or local government,
                                                                    school district, or prison)
                                                                    that receives agricultural
                                                                    program payments
-------------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number should be furnished.
(2)  Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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